Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

FULL HOUSE RESORTS, INC.

Effective as of July 1, 2020

Article I
STOCKHOLDERS MEETING
Section 1.1.Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of any other business that may come before the meeting. The date, time and place, if any, of the meeting shall be as determined by the Board of Directors (the “Board”) of Full House Resorts, Inc. (the “Corporation”) and designated in the notice set forth in Section 1.3.
Section 1.2.Special Meetings. Special meetings of the stockholders may be called for any purpose at any time only by (i) the Board; or (ii) the Secretary following receipt of one or more written requests to call a special meeting of the stockholders in accordance with, and subject to, this Section 1.2 from stockholders of record who own, in the aggregate, at least forty percent (40%) of the voting power of the outstanding shares of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (such request, a “Special Meeting Request”). If a Special Meeting Request is made in compliance with this Section 1.2 and applicable law, within forty-five (45) days of the receipt of the Special Meeting Request, the Corporation will (a) give notice of the special meeting in accordance with Section 1.3; (b) issue to the stockholders making the Special Meeting Request a written explanation for the denial of the Special Meeting Request; or (c) if a Special Meeting Request is delivered to the Corporation within 120 days of the anniversary of the previous annual meeting of stockholders, the Board may elect to include on the agenda of the next occurring annual meeting of stockholders identical or substantially similar items contained in the Special Meeting Request and will so notify the stockholders making the Special Meeting Request of such determination.
Section 1.3.Notice of Meetings. Notice of the place, if any, date, time, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting of stockholders need not be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business before the meeting because the meeting is not lawfully called or convened, or who shall either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 1.4.Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 1.5.Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer or other authority calling the same shall specify in the notice of such meeting or in a duly executed waiver of notice thereof. The Board may determine in its sole discretion that the stockholder meeting be held solely by means of remote communication rather than at a physical location. Additionally, any stockholder participating in the meeting of stockholders by means of remote communication will be deemed to have been present in person and may vote at the meeting, subject to certain conditions.
Section 1.6.Quorum. At all meetings of the stockholders, the holders of forty percent (40%) of the shares entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, then, in order, the Chair, or, in his or her absence, the Lead Independent Director (if any), or, in his or her absence, Chief Executive Officer, the President, Secretary, or if the foregoing are not available, any other officer of the Corporation, may adjourn the meeting from time to time. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.
Section 1.7.Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Unless changed by resolution of the Board, at every meeting of the stockholders, the Chair, or, in his or her absence or inability to act, the Lead Independent Director (if any), or, in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, the President, or, in his or her absence or inability to act, any director or executive officer chosen by a majority of the directors present, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding chair of any meeting of the stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. The presiding chair at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that an election, question or business was not properly brought before the meeting and, if such presiding chair should so determine, such presiding chair shall so declare to the meeting, and any such election, question or business not properly brought before the meeting shall not be transacted or considered.
Section 1.8.Voting; Proxies. Except as otherwise provided by statute or the Certificate of Incorporation (including pursuant a duly filed certificate of designation under Delaware law), each stockholder entitled to vote at any meeting of stockholders shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at any meeting may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or his attorney in fact and delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be voted or acted upon after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which it is designated as irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.   Except as otherwise provided by law (including, without limitation, the General Corporation Law of the State of Delaware), the rules and regulations of any national securities exchange to which the Corporation has agreed to be or otherwise is subject to these Bylaws or the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders shall be authorized by a majority of the total votes cast by the stockholders present in person or represented by proxy and entitled to vote on such action at any stockholder meeting at which a quorum is present. Unless required by statute or determined by the presiding chair of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.
Section 1.9.List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged  in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten (10) days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten (10) days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
Section 1.10.Inspectors. The Board, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
Section 1.11.Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders (including the annual meeting) may, to the extent permitted by applicable law, be taken without a meeting with the written consent of the holders of record of that number of outstanding shares of the Corporation which is then required to authorize such action, provided that such written consent shall be filed with the minutes of proceedings of the stockholders, and provided further that written notice of such action shall be given as required by law to all non-consenting stockholders.
Section 1.12.Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is  held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed, and (3) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 1.13.Advance Notice of Stockholder Nominations and Proposals.
(a)Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13. In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 1.13(a) or Section 1.13(c) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure. For purposes of this Section 1.13 “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, not later than the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).
(b)Stockholder Nominations. For the nomination of any person or persons for election to the Board, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) a description of all arrangements, agreements, proxies or understandings between the Proposing Stockholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which such nominations are to be made by the Proposing Stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposing Stockholder or any Stockholder Associated Person (as defined below) of such Proposing Stockholder, on the one hand, and each proposed nominee, or his or her associates, on the other hand, (vi) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (vii) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (viii) a written representation by the nominee proposed in such notice that such nominee currently intends to serve the full term for which such nominee would be standing for election, if elected, and (ix) as to the Proposing Stockholder: (A) the name and address, as they appear on the Corporation’s books, of the Proposing Stockholder and the name and address of any Stockholder Associated Person covered by clauses (B), (C) or (D) below, (B) the class and number of shares of the Corporation which are directly and indirectly held of record or are beneficially owned by the Proposing Stockholder or by any Stockholder Associated Person and the date(s) on which such stock was acquired, (C) a description of any agreement, arrangement, proxy or understanding with respect to such nomination between or among the Proposing Stockholder and any Stockholder Associated Persons, and any others person or entity (including their names) in connection with the nomination of any person as a director of the Corporation and any material relationships, within the last three (3) years, between the nominee and his or her affiliates and such Proposing Stockholder or any Stockholder Associated Person, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any Stockholder Associated Persons, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing

Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a written representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified  in the notice, (F) a written representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, (G) a written representation whether the Proposing Stockholder intends to appear in person or by proxy at the meeting to propose the business described in its notice, and (H) a written representation of all voting equity investments and positions as a director or officer, if any, held by such nominee in any competitor of the Corporation (as such term is defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, within the three (3) years preceding the submission of the Proposing Stockholder’s notice. With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a Proposing Stockholder must, in addition to the matters set forth above, include (x) a written certification by such nominee that he or she knows of no reason why any federal, state, local, tribal or other governmental agency regulating any form of gaming (“Gaming Authority”) that has, or may have, jurisdiction over the Corporation, would not find him or her “suitable” or licensable, (y) a written representation and agreement by such nominee that he or she shall deliver all required Gaming Authority forms within ten (10) days of election at such nominee’s sole cost and expense, including any investigative costs and expenses, and (z) a written representation by such nominee that he or she will cooperate fully with any and all Gaming Authority investigations. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In addition, to be eligible to be a nominee pursuant to this Section 1.13, a person must deliver, in accordance with the time periods prescribed for delivery of notice under Section 1.13, the following to the Secretary at the principal executive offices of the Corporation (collectively, the “Nominee Information”):

(1)a fully completed and signed written questionnaire with respect to the background and qualifications of such nominee (which questionnaire shall be provided by such nominee to the Secretary of the Corporation upon the Corporation’s written request); and
(2)a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such nominee (i) acknowledges the Corporation’s policy on director resignations following such person’s failure to receive the required vote for re-election at any future meeting at which such person would face re-election, as set forth in these Bylaws, (ii) is not and will not become a party to (w) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or candidacy for director that has not been disclosed to the Corporation, (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable Legal Requirements (as defined below), or (z) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director of the

Corporation, and intends to comply, with the Corporation’s Bylaws, Code of Conduct, and any other publicly available Corporation policies and guidelines applicable to directors of the Corporation.

In addition to the information set forth above, any Proposing Stockholder making a nomination pursuant to this Section 1.13 shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such Proposing Stockholder, any Stockholder Associated Person thereof or the nominee, including such information to determine the eligibility or qualifications of the nominee to serve as a director or an independent director or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of the nominee to serve as a director of the Corporation. In addition, any stockholder who submits a notice pursuant to this Section 1.13(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.1(g). At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation all such information that is required to be set forth in the stockholder’s notice of nomination which pertains to such nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.13(b). If any information submitted pursuant to this Section 1.13(b) by any Proposing Stockholder proposing one or more nominees for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 1.13(b). The presiding person at the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding person should so determine, such person shall so declare at the meeting, and the defective nomination shall be disregarded.

(c)Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is being made, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by this Section 1.13(b)(ix) above. Any Proposing Stockholder who submits a notice pursuant to Sections 1.13(b) 1.13(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.13(g) below.
(d)Proxy Rules. The foregoing notice requirements of Section 1.13(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(e)Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders, which has been called and held pursuant to the requirements of Section 1.2, and at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the  Board or any committee thereof, or (ii) by any stockholder of the Corporation, who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the

Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of: (x) the 120th day prior to such special meeting or (y) the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).
(f)Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.13, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 1.13 does not provide the information required under this Section 1.13 to the Corporation within five (5) business days following the later of the record date for such meeting or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 1.13 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 1.13 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.
(g)Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 1.13 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).
(h)Definitions. As used in these Bylaws, the term (x) “Stockholder Associated Person” means, with respect to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above, and (y) the term “Legal Requirements” means any state, federal or other laws or other legal requirements, including the rules, regulations and listing standards of any securities exchange(s) on which the Corporation’s securities are listed.
Article II
BOARD OF DIRECTORS
Section 2.1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things which are not, pursuant to Delaware law or the Certificate of Incorporation, required to be exercised or done by the stockholders.
Section 2.2.Number; Qualifications; Election; Term of Office. The number of directors on the Board of the Corporation shall be not less than five (5) and not more than nine (9) directors as fixed from time to time by resolution of the Board; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. All directors shall be of full age and need not be stockholders. The directors shall be elected at the annual meeting of stockholders or, if action by the stockholders without a meeting is permitted by applicable law, the directors may be elected by consent of the stockholders of that number which would be sufficient to elect the directors at the annual meeting. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, or until his or her death, resignation or removal.
(a)In an uncontested election of directors, each director of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director and present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.2: (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.
(b)Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”), shall promptly tender his or her written offer of resignation to the Board for consideration by the Board if such director has not previously submitted an  offer of resignation conditioned upon his or her failure to receive a majority vote. A recommendation on whether or not to accept such resignation offer shall be made by a committee of independent directors that has been delegated the responsibility of recommending nominees for director for appointment or election to the Board, or (x) if each member of such committee did not receive the required majority vote or (y) if no such committee has been appointed, a majority of the Board shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board (the “Nominating Committee”). If no independent directors received the required majority vote, the Board shall act on the resignation offers.

Within sixty (60) days following certification of the stockholder vote, the Nominating Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board accept any resignation offer, the Nominating Committee shall be entitled to consider all factors believed relevant by such committee’s members, including without limitation: (1) any stated reasons for the director not receiving the required majority vote and whether the underlying cause or causes are curable; (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Nominating Committee in evaluating potential candidates for the Board as such factors relate to each director who has so offered his or her resignation; (3) the length of service of such director; (4) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards, or contractual obligations; (5) such director’s contributions to the Corporation; and (6) any other factors that the Nominating Committee believes are in the best interests of the Corporation.

The Board shall act on the Nominating Committee’s recommendation and publicly disclose the decision and reasons therefor, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication, within ninety (90) days following certification of the stockholder vote. In determining whether or not to accept any resignation offer, the Board shall take into account the factors considered by the Nominating Committee and any additional information and factors that the Board believes to be relevant.

(c)If any director’s resignation offer is not accepted by the Board, such director shall continue to serve until the next annual meeting and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. If a director’s resignation offer is accepted by the Board pursuant to this Section 2.2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.12 or may decrease the size of the Board pursuant to Section 2.2.
Section 2.3.Place of Meetings; Participation by Telephone. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting. Any or all directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 2.4.First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given.
Section 2.5.Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by Delaware law or these Bylaws.
Section 2.6.Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by any two of the following (i) the Chair; (ii) the Chief Executive Officer; (iii) the President;  (iv) the Lead Independent Director (if any); (v) the Vice Chair; or (vi) the Chair of the Nominating and Corporate Governance Committee, on at least 24 hours’ notice to each director given by one of the means specified in Section 2.7 hereof, other than by mail, or on at least three days’ notice if given by mail. Special meetings shall be called by the persons described above on the written request of any two or more directors.
Section 2.7.Notice of Meetings. Notice of each special meeting (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 2.7, in which notice shall be stated the time and the place (within or without the State of Delaware) of the meeting. Notice of each meeting shall be delivered to each director either personally or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission, at least twenty-four (24) hours before the time at which such meeting is to be held or by first class mail, postage prepaid, addressed to him or her at their residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by statute or the Certificate of Incorporation or these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.
Section 2.8.Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise expressly required by Delaware law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Whether or not a quorum is present at any meeting of the Board, a majority of the directors present thereat, or, if no director is present, the Secretary, may adjourn and reconvene such meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these Bylaws, the directors shall act only as a Board, and the individual directors shall have no power as such.
Section 2.9.Organization. At each meeting of the Board, the Chair or, in his or her absence or inability to act, the Lead Independent Director (if any), or the Vice Chair, or, in his or her absence or inability to act, the Chief  Executive Officer, or in his or her inability to act, the President, or in the absence of each of them any director chosen by a majority of the directors present, shall act as chair of the meeting and preside thereat. The Secretary or, in his or her absence or inability to act, any person appointed by the presiding chair of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
Section 2.10.The Chair. If a Chair shall be elected, he or she shall preside, if present, at each meeting of the Board and stockholders and shall be a non-voting ex-officio member of all committees of the Board, except, in the case of any committee of the Board that is required under applicable law, regulation or charter, to consist solely of independent directors, the Chair will only be an ex-officio member of such committee if he or she meets the applicable requirement of independence for such committee. The Chair may be appointed by the Board to be a regular member of a committee, with full committee voting rights.  He shall perform all duties incident to the office of Chair and all such other duties as from time to time may be assigned to him by the Board or these Bylaws. If no Chair shall be elected, the Chief Executive Officer shall have the privileges and responsibilities set forth in this Section 2.10.
Section 2.11.Resignations. Any director of the Corporation may resign at any time by notice given in writing or by electronic transmission to the Chair or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.12.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then remaining in office, though less than a quorum, or by a sole remaining director. A director so elected shall hold office until the next annual election, their successors are duly elected and qualified or the earlier of such director’s death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided in these Bylaws. When one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when  such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Section 2.13.Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or by Delaware law, any director may be removed, either with or without cause, at any time, at a special meeting of the stockholders called for that purpose, and the vacancy in the Board caused by any such removal may be filled by the remaining directors as set forth in Section 2.12.
Section 2.14.Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.15.Action Without Meeting. Except as otherwise provided in Section 2.17, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board in accordance with applicable law.
Section 2.16.Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 2.16 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
Section 2.17.Disqualified Directors. For purposes of Article Fifth, Section 4 of the Certificate of Incorporation, the determination of whether a person becomes a “Disqualified Director” shall be made by a majority of the members of the Board, excluding the vote of the potential Disqualified Director, at a meeting where such matter is one of the stated  purposes of the meeting, and not by written consent, and the decision of the Board shall be within the Board’s sole and absolute discretion. Such determination shall not be required where there has been a finding by a Gaming Authority with respect to any of the failures described in subparagraph (d) of Article Fifth, Section 1, of the Certificate of Incorporation, in which case, such person shall conclusively be deemed a Disqualified Director.
Section 2.18.Lead Independent Director. A majority of the independent members of the Board may elect from among the independent members of the Board a lead independent director (the “Lead Independent Director”), but the election of a Lead Independent Director shall not be required. The Lead Independent Director may be removed as a Lead Independent Director by vote of a majority of the independent members of the Board. If a Lead Independent Director shall be elected, then the Lead Independent Director shall have such duties and authority as may be prescribed by the Board from time to time. For purposes of these Bylaws, “independent” has the meaning set forth in the Nasdaq Stock Market (“Nasdaq”) listing standards, unless the Corporation’s common stock ceases to be listed on the Nasdaq and is listed on another exchange, in which case such exchange’s definition of independent director shall apply.
Article III
EXECUTIVE AND OTHER COMMITTEES
Section 3.1.Executive and Other Committees. The Board may, by resolution passed by a majority of the members of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any member of any committee, or any alternate or substitute member of any committee, may participate in any meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting. Any such committee, to the extent provided in the resolutions creating the same shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to do any of the following: (i) amend the Certificate of Incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv)  recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) amend the Bylaws of the Corporation, or (vi) unless the resolution creating the same so provides, declare a dividend or authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to alteration or revision by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.
Section 3.2.General. A majority of the members of any committee may determine its action and fix the time and place of its meetings, and the manner of giving notice, if any, of regular meetings thereof, unless the Board shall otherwise provide. Notice of each special meeting of any committee shall be given to each member of the committee in the manner provided for in Section 2.7. Unless the Board shall otherwise provide, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all of the members of any such committee consent thereto in writing, such writing or writings shall be filed with the minutes of proceedings of such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.
Article IV
OFFICERS
Section 4.1.Number and Qualifications. The Board shall elect a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary, and it may, if it so determines, choose a Chair of the Board and a Vice Chair of the Board from among its members.  Any two or more offices may be held by the same person, but the same person shall not be both President and Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal, as herein provided in these Bylaws, but no such election shall of itself create contract rights in any such officer. The Board may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the electing or appointing authority.
Section 4.2.Resignations. Any officer of the Corporation may resign at any time by giving written notice of their resignation to the Board, the Chief Executive Officer, the President or the Secretary.

Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.3.Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chair or the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
Section 4.4.Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may he filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election to such office.
Section 4.5.Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Bylaws and the control of the Board, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board, in each case subject to the control of the Board.
Section 4.6.The President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.
Section 4.7.Vice Presidents. Each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.
Section 4.8.Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board or the Chief Executive Officer.
Section 4.9.The Treasurer. The Treasurer shall:
(a)have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
(b)keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;
(c)cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board;
(d)receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
(e)disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board;
(f)render to the Chief Executive Officer and the President (and the Board whenever the Board may require) an account of the financial condition of the Corporation; and

(g)in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.
Section 4.10.The Secretary. The Secretary shall:
(a)keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;
(b)see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;
(c)be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
(d)see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(e)in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.
Section 4.11.Other Officers. The other officers of the Corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Chief Executive Officer or a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the appointing authority.
Section 4.12.Officers’ Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of their duties, in such amount and with such sureties as the Board may require.
Section 4.13.Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chief Executive Officer the power to fix the compensation of officers and agents appointed by the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.
(f)Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.
Article V
INDEMNIFICATION

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

Article VI
CONTRACTS, CHECKS, BANK ACCOUNTS
Section 6.1.Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine.
Section 6.2.Loans. No officer shall effect loans or advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, or on account of such loans make, execute or deliver any promissory note, bond or other evidence of indebtedness of the Corporation, or mortgage, pledge, hypothecate or transfer otherwise than in the ordinary course of business of the Corporation any securities or other property of the Corporation, except when duly authorized by the Board.
Section 6.3.Checks Drafts, Etc. All checks, drafts, bills of exchange and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons as shall from time to time be duly authorized by the Board.
Section 6.4.Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.
Section 6.5.General and Special Financial Accounts. The Board may from time to time authorize the opening and keeping of general and special accounts with such banks, trust companies or other depositories, and with such brokerage firms and other financial institutions, as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
Section 6.6.Proxies. The Chief Executive Officer, or any agent that the Chief Executive Officer may from time to time appoint, may, in the name and on behalf of the Corporation cast the votes which the Corporation may be entitled to cast at meetings of the holders of the stock or other securities of other corporations or business entities, or consent in writing, in the name of the Corporation as such holder, to any action by other corporations or business entities, and, in the case of an agent appointed by the Chief Executive Officer, may instruct the agent so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written waivers, proxies or other instruments as may be deemed necessary or proper in the premises.
Article VII
STOCK
Section 7.1.Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him; provided, however, that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chief Executive Officer and by the Secretary and sealed with account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Notwithstanding anything to the contrary contained herein, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 7.2.Books of Account and Record of Stockholders. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.
Section 7.3.Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his or her attorney hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares (in the case of certificated shares) properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of transfer.
Section 7.4.Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents, transfer clerks or registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.
Section 7.5.Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may, upon the delivery of a sworn affidavit stating such fact, issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated. The Board may, in its discretion, require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Notwithstanding anything to the contrary contained herein, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Article VIII
MISCELLANEOUS
Section 8.1.Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
Section 8.2.Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.
Section 8.3.Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.
Section 8.4.Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of fiduciary duty owed by a director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (3) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (4) any action asserting a claim against the Corporation, or any director, officer or other employee of the Corporation governed by the internal affairs doctrine.
Section 8.5.Amendments. In furtherance and not in limitation of any powers conferred by law (including, without limitation, the right of the Corporation’s stockholders to modify, restate, amend or repeal these Bylaws, and to adopt new Bylaws), the Board also shall have the power to modify, restate, amend or repeal these Bylaws, and to adopt new bylaws, pursuant to the affirmative vote of a majority of all of the Corporation’s directors at any annual or special meeting of such directors.

The undersigned, as the duly elected Secretary of the Corporation, does hereby certify that the Board of Directors of the Corporation adopted the foregoing Second Amended and Restated Bylaws effective as of July 1, 2020.

/s/ Elaine Guidroz
Elaine Guidroz, Secretary